      As filed with the Securities and Exchange Commission on June 28, 1999
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               TRIUMPH GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                                51-0347963
---------------------------------------------           ----------------
(STATE OR OTHER JURISDICTION OF INCORPORATION           (I.R.S. EMPLOYER
             OR ORGANIZATION)                           IDENTIFICATION NO.)

        FOUR  GLENHARDIE  CORPORATE  CENTER
          1255 DRUMMERS LANE, SUITE 200
               WAYNE, PENNSYLVANIA                            19087
----------------------------------------                   ----------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)


                               TRIUMPH GROUP, INC.
                          DIRECTORS' STOCK OPTION PLAN
                          ----------------------------
                            (FULL TITLE OF THE PLAN)

                                 RICHARD C. ILL
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        FOUR GLENHARDIE CORPORATE CENTER
                          1255 DRUMMERS LANE, SUITE 200
                           WAYNE, PENNSYLVANIA 19087
                     ---------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)


                                 (610) 975-0420
                                 --------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 with a copy to:

                         Richard M. Eisenstaedt, Esquire
                  Vice President, General Counsel and Secretary
                        Four Glenhardie Corporate Center
                          1255 Drummers Lane, Suite 200
                            Wayne, Pennsylvania 19087
                                 (610) 975-0420

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
                                              Proposed               Proposed
Title of                                      Maximum                Maximum
Securities             Amount                 Offering               Aggregate              Amount of
to be                  to be                  Price Per              Offering               Registration
Registered             Registered             Share                  Price(1)               Fee
---------------------------------------------------------------------------------------------------------
Common Stock,
par value $.001
per share              40,000                 (1)                    $987,500               $275

---------------------------------------------------------------------------------------------------------


(1) Calculated in accordance with Rule 457(c) and (h), on the basis of the average of the high and low prices of Triumph Group, Inc. Common Stock on June 25, 1999, as reported on the New York Stock Exchange.

          PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


                  The documents containing the information specified in Part I of this Registration Statement will be given or sent to all non-employee directors of Triumph Group, Inc. who participate in the Directors' Stock Option Plan as specified by Rule 428 under the Securities Act of 1933, as amended.


          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

                  Triumph incorporates by reference the documents filed with the SEC (File No. 1-12235) listed below and any future filings made with SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, until all the shares offered under this registration statement have been sold or deregistered:

         - Triumph's Annual Report on Form 10-K for the fiscal year ended March 31, 1999; and


         - Description of the common stock contained in Triumph's Registration Statement on Form 8-A for the common stock filed on September 27, 1996, including any amendments or reports filed for the purpose of updating this description.


ITEM 4.   DESCRIPTION OF SECURITIES.

                  Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.



ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The bylaws of Triumph provide for the indemnification of directors and officers in accordance with the indemnification provisions of Delaware corporation law. Delaware corporation law permits the indemnification of directors and officers of a corporation under certain conditions and subject to certain limitations.

                  Triumph's certificate of incorporation provides that, subject to certain limitations, no director will be personally liable to Triumph or to its stockholders for monetary damages for any breach of fiduciary duty by the director as a director.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.


ITEM 8.  EXHIBITS.
         --------

         4.1 Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit 4 to Registration Statement on Form S-1,
                  Reg. No. 333-10777)

         5.1      Opinion of Ballard Spahr Andrews & Ingersoll, LLP

         23.1     Consent of Ernst & Young LLP

         23.3 Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in Exhibit 5.1)

         24.1     Power of Attorney (included on signature page of Registration
                  Statement)

         99.1     Triumph Group, Inc. Directors' Stock Option Plan

ITEM 9.  UNDERTAKINGS.

             The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania on June 28, 1999.


                                TRIUMPH GROUP, INC.


                                By :     /s/ Richard C. Ill
                                     -------------------------------------------
                                         Richard C. Ill, President and Chief
                                         Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                  Each person whose signature appears below in so signing also makes, constitutes and appoints Richard C. Ill, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

           SIGNATURE                               TITLE                                    DATE
           ---------                               -----                                    ----
  /s/ Richard C. Ill                      President, Chief Executive                  June 28, 1999
------------------------------------
Richard C. Ill                            Officer and Director
                                          (Principal Executive Officer)

 /s/ John R. Bartholdson                  Senior Vice President,                      June 28, 1999
------------------------------------
John R. Bartholdson                       Chief Financial Officer, Treasurer
                                          and Director(Principal
                                          Financial Officer)


 /s/ Kevin E. Kindig                      Controller and Vice                         June 28, 1999
------------------------------------
Kevin E. Kindig                           President (Principal
                                          Accounting Officer)



 /s/ Richard C. Gozon                     Director                                    June 28, 1999
------------------------------------
Richard C. Gozon


 /s/ Claude F. Kronk                      Director                                    June 28, 1999
------------------------------------
Claude F. Kronk


 /s/ Joseph M. Silvestri                  Director                                    June 28, 1999
------------------------------------
Joseph M. Silvestri


 /s/ Michael A. Delaney                   Director                                    June 28, 1999
------------------------------------
Michael A. Delaney


 /s/ William O. Albertini                 Director                                    June 28, 1999
------------------------------------
William O. Albertini

                                  EXHIBIT INDEX

Exhibit
Number                     Description
------                     -----------
4.1               Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit 4 to Registration Statement on Form S-1,
                  Reg. No. 333-10777)

5.1               Opinion of Ballard Spahr Andrews & Ingersoll, LLP

23.1              Consent of Ernst & Young LLP

23.3 Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in Exhibit 5.1)

24.1              Power of Attorney (included on signature page of Registration
                  Statement)

99.1              Triumph Group, Inc. Directors' Stock Option Plan